AGREEMENT OF SALE

AGREEMENT OF SALE, made as of March 10, 2010, between Reflectkote, Inc, a Nevada corporation, having an address at 408 West 57th Street, Ste 8E, New York, NY  10019 (“Seller”), and Extreme Mobile Coatings Worldwide Corp., a Delaware corporation, having an address at 126 Dewey Dr., Nicholasville, KY  40356 (“Purchaser”).

WITNESSETH:

WHEREAS, Purchaser desires to acquire, and Seller desires to sell, the assets of the business known as Reflectkote hereinafter specified, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.  Agreement to Sell.  Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, all of the assets (other than cash, certificates of deposit, securities, cash equivalents and accounts receivable) of the business known as Reflectkote (the “Assets”), including without limitation the following:

(a)  the patents and rights described in Exhibit A-1 hereto (the “Patents”); and
(b)  all right, title and interest of Seller in the name Reflectkote and any variants thereof (the “Name”)

2.  Purchase Price.  The purchase price to be paid by Purchaser, as follows:

(a)	Assumption of those certain liabilities of REFLECTKOTE Existing Indebtedness identified in Exhibit B hereto in said principal amount, and paying the same according to the terms thereof,
(b)
The issuance of a total of 50,000,000 shares of common stock of Extreme Mobile Coatings Worldwide Corp. (the “Extreme Common Stock”), which shall be subject to a Registration Statement on Form S-4 and distributed to the shareholders of records of Reflectkote, Inc. as of the record date set and established by the Board of Directors of Reflectkote, Inc., that date being March 9, 2010.  The Extreme Common Stock shall not be distributed to the shareholders of Reflectkote, Inc., until the effectiveness of the Registration Statement on Form S-4.

3.  The Closing.  The “closing” means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 1 hereof and the delivery of the closing documents provided for in Article 4 hereof.  The closing shall be held at the offices of Michael S. Krome, Esq., 8 Teak Court, Lake Grove, NY  11755, at 10 A.M. on March 10, 2010 (the “closing date”).

4.  Closing Documents.  At the closing Seller shall execute and deliver to Purchaser:

(a)  a Bill of Sale substantially in the form of Exhibit C hereto
(b) such other instruments as may be necessary or proper to transfer to Purchaser all other ownership interests in the Assets to be transferred under this agreement

Seller shall advise Purchaser of, and cause to be delivered to Purchaser, all trade secrets and proprietary information pertaining to the business.

At the closing Purchaser shall execute and deliver to Seller:

(a)  an Assumption of the Existing Indebtedness in form and substance satisfactory to Seller's attorney

5.  Closing Adjustments.  The following items shall be apportioned as of midnight of the day preceding the closing date:

(a)  interest on the Existing Indebtedness, if any.

6.  Use of Purchase Price to Pay Encumbrances.  If there is any lien or encumbrance against the Assets, or anything else affecting this sale, which Seller is obligated to pay and discharge at the closing, Seller may use any portion of the balance of the purchase price to discharge it, or Seller may allow to Purchaser the amount thereof as a credit at the closing.  Purchaser agrees to provide separate certified checks as reasonably requested to assist in clearing up these matters.

7.  Representations and Warranties of Seller.  Seller represents and warrants to Purchaser as follows:

(a)  Seller is a corporation duly organized and validly existing under the laws of Nevada, and is duly qualified to do business in New York.  Seller has full power and authority to conduct its business as now carried on, and to carry out and perform its undertakings and obligations as provided herein.  The execution and delivery by Seller of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Seller and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Seller.
(b)  No action, approval, consent or authorization of any governmental authority is necessary for Seller to consummate the transactions contemplated hereby.
(c)  Seller is the owner of and has good and marketable title to the Assets, free of all liens, claims and encumbrances, except as set forth herein.
(d)  There are no violations of any law or governmental rule or regulation pending against Seller or the Assets.
(e)  There are no judgments, liens, suits, actions or proceedings pending against Seller or the Assets, except as set forth in Exhibit D herein.

(f)  Seller has not entered into, and the Assets are not subject to, any:  (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iv) similar contract or agreement affecting or relating to the Assets.

8.  Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller as follows:

(a)  Purchaser is a corporation duly organized and validly existing under the laws of Delaware, and is duly qualified to do business in New York.  Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein.  The execution and delivery by Purchaser of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Purchaser and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Purchaser.
(b)  No action, approval, consent or authorization of any governmental authority is necessary for Purchaser to consummate the transactions contemplated hereby.

9.     No Other Representations.  Purchaser acknowledges that neither Seller nor any representative or agent of Seller has made any representation or warranty (expressed or implied) regarding the Assets or the business, or any matter or thing affecting or relating to this agreement, except as specifically set forth in this agreement.  Seller shall not be liable or bound in any manner by any oral or written statement, representation, warranty, agreement or information pertaining to the Assets or the business or this agreement furnished by any broker, agent or other person, unless specifically set forth in this agreement.  Purchaser has inspected the Assets, Purchaser agrees to take the Assets “as is” and in their present condition, subject to reasonable use, wear, tear and deterioration between now and the closing date.

10.  Conduct of the Business.  Seller, until the closing, shall:

(a)  conduct the business in the normal, useful and regular manner;
(b)  use its best efforts to preserve the business and the goodwill of the customers and suppliers of the business and others having relations with Seller; and
(c)  give Purchaser and its duly designated representatives reasonable access to Seller's premises and the books and records of the business, and furnish to Purchaser such data and information pertaining to Seller's business as Purchaser from time to time reasonably may request.

Unless and until the closing shall take place, Purchaser shall hold in confidence all information obtained in connection with this agreement, and, if for any reason the closing shall not take place, Purchaser shall return to Seller all documents received hereunder.

11.  Income And Expenses Before and After the Closing.  Except as otherwise provided in this agreement, Seller shall be liable for the payment of all bills for merchandise, goods and inventory delivered to the business before the closing; and Purchaser shall be liable for the payment of all bills for merchandise, goods and inventory delivered to the business after the date of the closing.

All money received by Purchaser after the closing, on account of Seller's accounts receivable and other receivables (including without limitation credits for unsold merchandise returned to suppliers before the closing) shall belong to Seller, and shall be collected by Purchaser and promptly remitted to Seller.

Seller shall be liable for the payment of all salaries, payroll deductions and taxes levied upon the employer in connection with the employee's work performed before the closing.  Purchaser shall be responsible for the payment of all salaries, payroll deductions and taxes levied upon the employer in connection with the employee's work performed after the closing.

12.  Conditions to Closing.  The obligations of the parties to close hereunder are subject to the following conditions:

(a)  All of the terms, covenants and conditions to be complied with or performed by the other party under this agreement on or before the closing shall have been complied with or performed in all material respects.
(b)  All representations or warranties of the other party herein are true in all material respects as of the closing date.
(c)  On the closing date, there shall be no liens or encumbrances against the Assets, except as provided for herein.

If Purchaser shall be entitled to decline to close the transactions contemplated by this agreement, but Purchaser nevertheless shall elect to close, Purchaser shall be deemed to have waived all claims of any nature arising from the failure of Seller to comply with the conditions or other provisions of this agreement of which Purchaser shall have actual knowledge at the closing.

13.  Brokerage.  The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this agreement or the transactions contemplated hereby.  Each of the parties shall indemnify and hold the other harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, pertaining to any broker, finder or other person with whom such party has dealt.

14.  Notices.  All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder.

15.  Survival.  The representations, warranties and covenant contained herein shall survive the delivery of the Bill of Sale and shall continue in full force and effect after the closing, except to the extent waived in writing.

16.  Further Assurances.  In connection with the transactions contemplated by this agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this agreement.

17.  Entire Agreement.  This agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof.  This agreement has been entered into after full investigation.  All prior oral or written statements, representations, promises, understandings and agreements of Seller and Purchaser are merged into and superseded by this agreement, which alone fully and completely expresses their agreement.

18.  Changes Must Be In Writing.  No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right.  This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound.  No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

19.  Captions And Exhibits.  The captions in this agreement are for convenience only and are not to be considered in construing this agreement.  The Exhibits annexed to this agreement are an integral part of this agreement, and where there is any reference to this agreement it shall be deemed to include said Exhibits.

20.  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of New York.  If any provisions of this agreement shall be unenforceable or invalid, such unenforceability or invalidity shall not affect the remaining provisions of this agreement.

21.  Binding Effect.  This agreement shall not be considered an offer or an acceptance of an offer by Seller, and shall not be binding upon Seller until executed and delivered by both Seller and Purchaser.  Upon such execution and delivery, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.  This agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

REFLECTKOTE, INC

By
M. David Sayid, President

EXTREME MOBILE COATINGS WORLDWIDE CORP.

By
Charles Woodward, President

EXHIBIT A-1

Patents

a)   Patent Application Number 61/132,569

Filing Date:  06/28/2008

Confirmation No.:  2571

b)   Patent Application Number 61/273,098

Filing Date:  07/31/2009

Confirmation No.:  2776

EXHIBIT B

Existing Indebtedness

a)  Settlement Agreement by and between RKTE (f/k/a HVAG), James Zimbler and Susan Zimbler vs. Michael Margolies

b)  Settlement Agreement by and between RKTE (f/k/a HVAG), and James Zimbler vs. Stanley Chason

c) RKTE Consent Order, Final Judgment with the SEC

d) RKTE Monetary Judgment with the SEC

e) State of Illinois- payroll taxes

f) State of Michigan – payroll taxes.

g) Amount due to Manhattan Transfer and Registrar

EXHIBIT C

BILL OF SALE

KNOW THAT, for valuable consideration, Reflectkote, Inc, a Nevada corporation, having an address at 408 West 57th Street, Ste 8E, New York, NY  10019 (“Seller”), does hereby grant, sell, transfer and assign unto Extreme Mobile Coatings Worldwide Corp., a Delaware corporation, having an address at 126 Dewey Dr., Nicholasville, KY  40356 (“Purchaser”), all right, title and interest of Seller in and to the assets of the business known as Reflectkote, more particularly described in Exhibit A attached hereto and made a part hereof,

TO HAVE AND TO HOLD the same unto Purchaser and the heirs, executors, administrators, successors and assigns of Purchaser forever.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of March 10, 2010.

REFLECTKOTE, INC

By
M. David Sayid, President

EXHIBIT D

Judgments, Actions And Proceedings